Exhibit 23.2

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation

Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the American Institute of
                                            Certified Public Accountants
                                Members of the Better Business Bureau since 1997


January 19, 2005


To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, APC consents to the inclusion of our financial report of January 17, 2005, on the audited financial statements of Sandpointe Group, Inc. (A Development Stage Company), as of December 31, 2004, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,

/s/ Armando C. Ibarra, C.P.A.
------------------------------------
ARMANDO C. IBARRA, C.P.A.


                      371 'E' Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465